QuickLinks -- Click here to rapidly navigate through this document

Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated February 27, 2015 with respect to the consolidated financial statements, financial highlights, and Schedule 12-14 and our report dated March 31, 2015 with respect to the Senior Securities table of Main Street Capital Corporation for the year ended December 31, 2014 which are contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the captions "Senior Securities", "Selected Financial Data" and "Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

Dallas, Texas
July 16, 2015

QuickLinks

  Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM